Annie Astor-Carbonell
Senior Executive Vice President
and Chief Financial Officer
(787) 729-8088

FIRST BANCORP REPORTS
RECORD RESULTS FOR YEAR 2004

     San Juan, Puerto Rico, January 27, 2005—First BanCorp (NYSE:FBP), the second largest Puerto Rico Financial Holding company, with diversified banking operations in Puerto Rico and the US and British Virgin Islands, reported today earnings for 2004.

     The year ended December 31, 2004 was another record year for First BanCorp, with earnings of $178,877,788 or $3.44 per common share (basic) and $3.34 per common share (diluted), as compared to $152,338,342 or $3.04 per common share (basic) and $2.98 per common share (diluted) for the year ended December 31, 2003. Average common shares outstanding for the year were 40,209,447 (basic) and 41,505,183 (diluted). Earnings for the full year 2004 include a gain of $3,374,937, or 8 cents per

First BanCorp reports record results for year 2004	Page 2

common share (basic and diluted), net of tax, recorded on the sale of a small credit card portfolio in early 2004. Excluding this effect, full year 2004 earnings were $175,502,851 or $3.36 per common share (basic) and $3.26 per common share (diluted). Earnings for the fourth quarter and full year 2003 included an $18,840,065 or $0.47 and $0.46 per common share, basic and diluted, respectively, (net of tax) gain related to the sale of a credit card portfolio. Prior year comparable earnings, excluding the after tax effect of aforementioned gain, were $133,498,277 or $2.57 per common share (basic) and $2.52 per common share (diluted).

     Net income was $49,658,970 or $0.98 per common share (basic) and $0.95 per common share (diluted), for the fourth quarter of 2004, as compared to earnings of $54,954,947 or $1.12 per common share (basic) and $1.09 per common share (diluted), for the fourth quarter of 2003. Earnings per share for the fourth quarter of 2003 include an $18,840,065 or $0.46 per common

First BanCorp reports record results for year 2004	Page 3

share (diluted) special gain related to the sale of a credit card portfolio. Earnings for the fourth quarter of 2003, excluding the after tax effect of such gain, was $36,114,882 or $0.65 per common share (basic) and $0.63 per common share (diluted). The 2004 fourth quarter results represent an earnings increase of 37.50% for this quarter, when comparing earnings excluding the previous year special item aforementioned. Return on Assets (ROA) and Return on Common Equity (ROCE), were 1.37% and 24.40%, respectively for the quarter. Comparable ROA and ROCE for the same quarter in 2003, excluding the special credit card gain were 1.21% and 20.30%, respectively. Average common shares used to calculate earnings per share for the fourth quarter of 2004, were 40,314,658 (basic) and 41,819,962 (diluted).

     Full year 2004 results represent an earnings increase of $42,004,574 or 31.46% when comparing earnings for both years, excluding the special gains on the sale of credit card loans. Main profitability ratios for 2004, excluding the after tax effect of

First BanCorp reports record results for year 2004	Page 4

the gain on the sale of a small credit card portfolio was: Return on Assets 1.37% for the fourth quarter of 2004 and 1.29% for the full year 2004; Return on Common Equity for the fourth quarter of 2004, 24.40% and 22.76% for the full year 2004; and the efficiency ratio, 38.51% for the fourth quarter and 40.04% for the full year 2004.

     The earnings increase of $42.0 million (excluding the after tax effect of the gain on the sale mentioned above) is attributable mostly to increases in the Corporation’s net interest income net of an increase in operating expenses and a decrease in gains in sale of investments. Commenting on the year 2004 achievements, Mr. Angel Alvarez-Pérez, CEO of First BanCorp said, “2004 was a challenging year due to the uncertainty of the interest rates scenario. Notwithstanding this, we have earned record profits, through the continuous growth of our loan portfolios, especially commercial and residential loans and

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maintaining low delinquencies and write offs. In addition, during this year we reinvested most of our investment portfolio which had been maintained short-term, waiting for the market to give us a re-entry opportunity.”

     Net interest income increased by $91.0 million for the year, to end at $383.2 million. The increase in net interest income for the year is the result of volume increases of $3.2 billion in the Corporation’s average loan and investment portfolios. Net interest income was $101.5 million for this quarter, as compared to $84.0 million for the fourth quarter of 2003 and $103.3 million for the third quarter of 2004. The slight decrease from third to fourth quarter of 2004 is due to $385.6 million in agency securities with an average yield of 5.57%, which were called during the fourth quarter and have been reinvested very short-term.

     Net interest margin (on a tax equivalent basis) was 3.30% and 3.40% for the fourth quarter and full year 2004, respectively,

First BanCorp reports record results for year 2004	Page 6

as compared to 3.32% and 3.24% for the fourth quarter and full year 2003, respectively. Increase for the year is mainly due to reinvestment during mid 2004 in substantial amounts of medium to long term callable agency securities.

     During 2004 the Corporation experienced solid asset growth, ending the year with assets of $15.6 billion, up 23.30% from total assets as of December 31, 2003 of $12.7 billion. Deposits were $7.9 billion as of December 31, 2004, as compared to $6.8 billion as of December 31, 2003. Loans increased to $9.5 billion as of December 31, 2004, an increase of 34.5%, when compared to $7.0 billion as of December 31, 2003, mostly as a result of an increase of $374 million in commercial loans, $1.8 billion in residential real estate loans, and $254 million in consumer and leasing loans.

     Another factor contributing to the record financial results was the stable write offs of our loan portfolio during the year. Loan losses (net write-offs) were $9.4 million for the fourth

First BanCorp reports record results for year 2004	Page 7

quarter, (.42% of average loans) under the $10.8 million (.63% of average loans) for the fourth quarter of 2003 and $9.6 million (.47% of average loans), for the immediately preceding third quarter of 2004. For the total year net write-offs were $38.1 million (.48% of average loans), as compared to $41.4 million during 2003, (.66% of average loans). Non-performing loans at year end were $91.7 million or .97% of total loans, compared to $85.5 million or 1.21% of total loans as of December 31, 2003 and $88.7 million or 1.04% of total loans as of September 30, 2004, the previous quarter end. The reserve coverage ratio (allowance for loan losses to non-performing loans) was 153.86% as of December 31, 2004, as compared to 147.77% for December 31, 2003 and 154.68% for September 30, 2004. The allowance for loan losses increased to $141.0 million as of December 31, 2004, from $137.3 million as of September 30, 2004 and $126.4 million as of December 31, 2003. The increase corresponds to a higher

First BanCorp reports record results for year 2004	Page 8

commercial and consumer loan portfolio, which are the main sources of loan write-offs.

     Other income was $17.5 million for the fourth quarter of 2004. For the fourth quarter of 2003, excluding the gain on the sale of a large part of the credit card portfolio of $30.9 million (before tax), other operating income was $19.5 million. The decrease of $2.0 million, when compared to normalized fourth quarter 2003, is mostly attributable to $2.3 million lower net gains on sale of investments and derivative income (loss).

     The Corporation, mainly through its subsidiary Bank, has maintained a better than average efficiency ratio of 38.51% and 39.74% for fourth quarter and the year 2004 respectively, while it has invested significantly in state of the art technology and infrastructure to provide the latest in delivery channels for financial products and services. Operating expenses were $45.8 million for the fourth quarter 2004, as compared to expenses of

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$45.4 million during the fourth quarter of 2003 and $45.9 million of expenses during the previous third quarter of 2004.

     With $15.6 billion in assets, First BanCorp is the second largest Financial Holding Company in Puerto Rico. It is the parent company of FirstBank Puerto Rico; a state chartered commercial bank in Puerto Rico and Virgin Islands and of FirstBank Insurance Agency. Both First BanCorp and FirstBank Puerto Rico, operate within US banking laws and regulations. The Bank operates a total of 110 financial service facilities throughout Puerto Rico and the US and British Virgin Islands, including the operations of its subsidiaries. On October 1, 2004 the Bank opened a loan office in Coral Gables, Florida. Among the subsidiaries is Money Express, a finance company, First Leasing and Car Rental, a car and truck rental leasing company, and FirstMortgage, a mortgage banking company. In the US and British Virgin Islands the Bank operates FirstBank Insurance VI, an insurance agency, First Trade, Inc., a foreign corporation

First BanCorp reports record results for year 2004	Page 10

management company, and First Express, a small loan company. On November 22, 2004, the Company announced the signing of a definitive merger agreement for the acquisition of the parent company of UniBank, a $471.4 million asset sized federal savings and loan association, which operates in the state of Florida. The closing of this transaction is pending regulatory approval.

     The Corporation’s common and preferred shares trade on the New York Stock Exchange, under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.

     This press release may contain certain “forward-looking statements” concerning the Corporation’s economic future performance. The words or phrases “expect”, “anticipate”, “look forward”, “should”, and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

     The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements”, which

First BanCorp reports record results for year 2004	Page 11

speak only as of the date made and to advise readers that various factors, including regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future period to differ materially from those anticipated or projected.

     The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.

The following table provides a reconciliation of financial information, as reported under generally accepted accounting principles (GAAP), to information excluding the effect of the after tax gain on sale of credit card loan portfolios in 2004 and 2003.

First BanCorp
Press Release
(Unaudited)

Fourth Quarter 2004

2004 4th
		2004 4th	2004 4th	2004 4th	2004 4th	Quarter
	Earnings	Quarter Basic	Quarter Diluted	Quarter	Quarter	Efficiency
	for Quarter	EPS	EPS	ROA	ROCE	Ratio
As reported**	$49,658,970	$0.98	$0.95	1.37%	24.40%	38.51%

**No gain on the sale of credit card portfolio was realized during the 4th quarter of 2004.

Fourth Quarter 2003

						2003 4th
		2003 4th	2003 4th	2003 4th	2003 4th	Quarter
	Earnings	Quarter Basic	Quarter Diluted	Quarter	Quarter	Efficiency
	for Quarter	EPS	EPS	ROA	ROCE	Ratio
Under GAAP as reported	$54,954,947	$1.12	$1.09	1.84%	35.00%	33.78%
Effect of the gain on the sale of a large part of the subsidiary bank’s credit card loans in December 2003	(18,840,065)	(0.47)	(0.46)	(0.63%)	(14.70%)	10.08%

Excluding effect stated above	$36,114,882	$0.65	$0.63	1.21%	20.30%	43.86%

Fiscal Year 2004

				2004	2004	2004 Annual
	Earnings for	2004 Annual	2004 Annual	Annual	Annual	Efficiency
	the Year	Basic EPS	Diluted EPS	ROA	ROCE	Ratio
Under GAAP as reported	$178,877,788	$3.44	$3.34	1.31%	23.33%	39.74%
Effect of the gain on the sale of a small credit card portfolio of the subsidiary bank in March 2004	(3,374,937)	(0.08)	(0.08)	(0.02%)	(0.57%)	0.30%

Excluding effect stated above	$175,502,851	$3.36	$3.26	1.29%	22.76%	40.04%

Fiscal Year 2003

				2003	2003	2003 Annual
	Earnings for	2003 Annual	2003 Annual	Annual	Annual	Efficiency
	the Year	Basic EPS	Diluted EPS	ROA	ROCE	Ratio
Under GAAP as reported	$152,338,342	$3.04	$2.98	1.46%	25.20%	39.91%
Effect of the gain on the sale of a large part of the subsidiary bank’s credit card loans in December 2003	(18,840,065)	(0.47)	(0.46)	(0.18%)	(3.89%)	3.24%

Excluding effect stated above	$133,498,277	$2.57	$2.52	1.28%	21.31%	43.15%

FIRST BANCORP
Consolidated Statement of Income
(Unaudited)
Dollars in thousands except per share data

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2004	2003	2004	2004	2003
Interest income:
Loans	$128,138	$99,719	$113,831	$445,092	$389,722
Investments	60,417	47,600	66,248	231,298	146,959

Total interest income	188,555	147,319	180,079	676,390	536,681

Interest expense:
Deposits	37,649	28,287	30,730	122,036	112,541
Borrowings	49,453	35,058	46,077	171,148	131,930

Total interest expense	87,102	63,345	76,807	293,184	244,471

Net interest income	101,453	83,974	103,272	383,206	292,210

Provision for loan losses	13,200	14,152	13,200	52,799	55,916

Net interest income after provision for loan losses	88,253	69,822	90,072	330,407	236,294

Other income:
Service charges on deposit accounts	2,707	2,380	2,705	10,938	9,527
Other fees on loans	4,461	5,334	4,384	19,008	20,617
Mortgage banking activities	831	640	1,328	3,921	3,014
Net gain on sale of investments	4,581	6,651	360	9,457	34,856
Derivatives (loss) gain	(661)	(420)	763	(1,283)	619
Rental Income	937	615	814	3,070	2,224
Gain on sale of credit cards portfolio		30,885		5,533	30,885
Other operating income	4,606	4,322	5,367	20,189	16,968

Total other income	17,463	50,407	15,721	70,833	118,710

Other operating expenses:
Employees’ compensation and benefits	20,596	20,494	21,432	83,528	75,213
Occupancy and equipment	10,313	9,637	10,224	39,368	36,394
Business promotion	3,938	4,300	4,355	16,349	12,415
Taxes, other than income taxes	2,286	1,977	2,283	8,468	7,405
Insurance and supervisory fees	1,045	1,254	995	4,126	3,730
Other	7,614	7,729	6,687	28,597	28,837

Total other operating expenses	45,792	45,391	45,976	180,436	163,994

Income before income tax provision	59,924	74,838	59,817	220,804	191,010
Income tax provision	10,265	19,883	10,738	41,926	38,672

Net income	$49,659	$54,955	$49,079	$178,878	$152,338

Net income applicable to Common Stock	$39,590	$44,849	$39,010	$138,602	$121,979

Net income per common share — basic	$0.98	$1.12	$0.97	$3.44	$3.04

Net income per common share — diluted	$0.95	$1.09	$0.94	$3.34	$2.98

Dividends declared per common share	$0.12	$0.11	$0.12	$0.48	$0.44

FIRST BANCORP
Consolidated Statements of Financial Condition
(Unaudited)
Dollars in thousands

	December 31, 2004	December 31, 2003
Assets
Cash and due from banks	$98,615	$89,305

Money market instruments	702,164	705,940

Federal funds sold and securities purchased under agreements to resell	118,000	265,000

Investment securities available for sale, at fair value:
United States and Puerto Rico Government obligations	222,180	16,157
Mortgage backed securities	1,219,500	1,086,891
Corporate bonds	44,288	53,770
Equity investment	58,735	62,320

Total investment securities available for sale	1,544,703	1,219,138

Investment securities held to maturity, at amortized cost:
United States and Puerto Rico Government obligations	1,835,905	1,119,775
Mortgage backed securities	1,540,590	1,970,855
Corporate bonds	—	39,847

Total investment securities held to maturity	3,376,495	3,130,477

Federal Home Loan Bank (FHLB) stock	79,900	45,650

Loans receivable:
Commercial Loans	3,207,110	2,832,635
Finance Leases	214,663	161,283
Consumer Loans	1,371,669	1,171,590
Residential Loans	4,684,575	2,879,010

Total loans receivable	9,478,017	7,044,518
Allowance for loan losses	(141,036)	(126,378)

Total loans, net	9,336,981	6,918,140
Other real estate owned	9,649	4,617
Premises and equipment, net	95,814	85,269
Accrued interest receivable	57,095	41,508
Other assets	200,401	162,866

Total assets	$15,619,817	$12,667,910

Liabilities & Stockholders’ Equity
Liabilities:
Deposits	$7,902,982	$6,765,107
Federal funds purchased and securities sold under agreements to repurchase	4,221,523	3,650,297
Advances from FHLB	1,598,000	913,000
Notes Payable & Subordinated Notes	259,576	82,818
Other Borrowings	231,525
Accounts payable and other liabilities	183,300	167,119

	14,396,906	11,578,341

Stockholders’ equity:
Preferred Stock	550,100	550,100

Common stock outstanding	40,389	40,027
Additional paid in capital	4,863	269
Capital Reserve and Legal Surplus	263,397	243,107
Retained earnings	319,032	220,038
Accumulated other comprehensive income, net of tax	45,130	36,028

	1,222,911	1,089,569

Total liabilities and stockholders’ equity	$15,619,817	$12,667,910

Book value per common share	$16.66	$13.48

FIRST BANCORP
Selected Financial Data
(Unaudited)
Dollars in thousands

Credit quality Data at:	December 31, 2004	December 31, 2003
Non-performing Assets	$108,605	$100,771

Non-performing Loans	91,665	85,525

Past Due Loans	18,359	23,493

Allowance for Loan Losses	141,036	126,378

Non-performing Assets to Total Assets	0.70%	0.80%

Non-performing Loans to Total Loans	0.97%	1.21%

Allowance to Non-Performing Loans	153.86%	147.77%

Selected Performance Ratios:	Three Months Ended		Three Months Ended	Year Ended
	December 31,		September 30,	December 31,
	2004	2003	2004	2004	2003
Net Interest Yield (1)	3.30%	3.32%	3.53%	3.40%	3.24%

Return on Assets	1.37%	1.84%	1.37%	1.31%	1.46%

Return on Equity	16.56%	20.69%	17.03%	15.63%	17.06%

Return on Common Equity	24.40%	35.00%	25.88%	23.33%	25.20%

Net Write offs to Average Loans	0.42%	0.63%	0.47%	0.48%	0.66%

Efficiency Ratio	38.51%	33.78%	38.64%	39.74%	39.91%

Average Balances:
Assets	$14,549,503	$11,958,774	$14,299,336	$13,612,033	$10,430,262

Earnings Assets	14,142,289	11,627,166	13,936,724	13,231,591	10,077,446

Loans	8,894,613	6,887,854	8,110,497	7,946,550	6,291,937

Deposits	7,575,263	6,601,516	7,116,981	7,081,781	5,861,346

Interest-bearing liabilities	12,547,998	10,258,656	12,403,584	11,729,742	8,939,851

Stockholders Equity	1,199,175	1,062,619	1,152,992	1,144,246	892,760

Common Stockholders Equity	649,075	512,519	602,892	594,146	483,951

(1) On a taxable equivalent basis.